UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2010
Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION
(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

PENNSYLVANIA	No. 23-0993790
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Quaker Park 901 E. Hector Street Conshohocken, Pennsylvania 19428
(Address of principal executive offices)
(Zip Code)

(610) 832-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 12, 2010, Quaker Chemical Corporation (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”).  As of March 5, 2010, the record date for the Annual Meeting, the holders of 1,222,953 shares of the Company’s common stock were entitled to cast ten votes for each share held and the holders of 9,924,374 shares of the Company’s common stock were entitled to cast one vote for each share held, for a total of 22,153,904 votes.  Shareholders present in person or by proxy at the Annual Meeting were entitled to cast 19,844,360 votes.  Set forth below are the matters acted upon by the shareholders at the Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2013 annual meeting of shareholders and until their respective successors are elected and qualified.  The results of the vote were as follows:

	For	Withheld	Broker Non-Votes

Joseph B. Anderson, Jr.	18,388,535	349,542	1,106,283
Patricia C. Barron	18,431,783	306,294	1,106,283
Edwin J. Delattre	18,387,230	350,847	1,106,283

Proposal No. 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2010

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2010.  The results of the vote were as follows:

For	Against	Abstaining

19,634,801	153,556	56,003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION Registrant

Date: May 13, 2010	By:	/s/ D. Jeffry Benoliel
D. Jeffry Benoliel
Vice President – Global Strategy, General Counsel and Corporate Secretary